UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: December 4, 2023
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

300 Lakeside Drive	300 Lakeside Drive
Oakland, California 94612	Oakland, California 94612
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.
belo
w):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% redeemable	PCG-PI	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as def ine
d in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 2.03.	Creation of a Direct Financial O bliga tion or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 4, 2023, PG&E Corporation (the “Company”) completed the sale of $2,150,000,000 aggregate principal amount of 4.25% Convertible Senior Secured Notes due 2027 (the “Convertible Notes”), which included an additional $250,000,00 aggregate principal amount of Convertible Notes purchased pursuant to the full exercise of the option granted to the Initial Purchasers (as defined herein) pursuant to the Purchase Agreement (as defined herein), in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Convertible Notes were sold under a purchase agreement (the “Purchase Agreement”) dated November 29, 2023 among the Company and the initial purchasers (the “Initial Purchasers”) party thereto. The Convertible Notes mature on December 1, 2027, unless earlier converted or repurchased. The Convertible Notes bear interest at a rate of 4.25% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2024.
The Convertible Notes are general senior secured obligations of the Company and are secured on a first lien basis by the pledge of the Company’s ownership interest in 100% of the shares of common stock of its principal subsidiary, Pacific Gas and Electric Company (the “Utility”), and any other shares of common stock of the Utility obtained by the Company in the future and the certificates or instruments representing such shares of common stock (collectively, “Collateral”), subject to certain permitted liens. The pledge of the Collateral is pursuant to the Pledge Agreement, dated as of July 1, 2020, among the Company, JPMorgan Chase Bank, N.A., as collateral agent, revolving administrative agent, The Bank of New York Mellon Trust Company, N.A. and the secured representatives party thereto from time to time.
The Convertible Notes are not initially be guaranteed by the Utility or any of the Company’s other subsidiaries. The Convertible Notes rank equal in right of payment with all of the Company’s existing and future senior obligations; rank effectively junior to all of the Company’s existing and future senior secured obligations that are secured by assets other than the Collateral to the extent of the value of such assets securing such obligations; rank effectively junior to all existing and future senior secured obligations under the Company’s revolving credit facility to the extent of the value of the Collateral (up to an amount not to exceed $650 million), and equal with all of the Company’s other existing and future senior secured obligations to the extent secured by the Collateral; rank effectively senior to any of the Company’s existing and future unsecured obligations to the extent of the value of the Collateral; rank senior in right of payment to all of the Company’s future subordinated indebtedness; and are structurally subordinated to all indebtedness and other obligations (including trade payables, other secured and unsecured indebtedness and preferred stock obligations) of the Utility and all of the Company’s other subsidiaries (other than any subsidiaries that may become guarantors in the future).
The Company issued the Convertible Notes pursuant to an indenture (the “Indenture”), dated as of December 4, 2023 by and among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and JPMorgan Chase Bank, N.A., as collateral agent.
Prior to the close of business on the business day immediately preceding September 1, 2027, the Convertible Notes are convertible only upon the occurrence of certain events and during certain periods. On or after September 1, 2027, the Convertible Notes are convertible by holders at any time in whole or in part until the close of business on the business day immediately preceding the maturity date. The Company will settle conversions of the Convertible Notes by paying or delivering, as the case may be, cash, shares of the Company’s common stock, no par value (“Common Stock”), or a combination of cash and shares of Common Stock (“Combination Settlement”), at its election. The Company’s current intent and policy is to settle conversions through Combination Settlement with a specified dollar amount (payable in cash) per $1,000 principal amount of Convertible Notes of $1,000.
The conversion rate for the Convertible Notes is initially 43.1416 shares of Common Stock per $1,000 principal amount of the Convertible Notes (equivalent to an initial conversion price of approximately $23.18 per share of Common Stock). The initial conversion price of the Convertible Notes represents a premium of approximately 35.0% over the last reported sale price of the Company’s common stock on The New York Stock Exchange on November 29, 2023. The conversion rate and the corresponding conversion price are subject to adjustment in connection with some events but will not be adjusted for any accrued and unpaid interest. The Company may not redeem the Convertible Notes prior to the maturity date.
If the Company undergoes a Fundamental Change (other than an Exempted Fundamental Change, each as defined in the Indenture), subject to certain conditions, holders of the Convertible Notes may require the Company to repurchase for cash all or any portion of their Convertible Notes at a repurchase price equal to 100% of the principal amount of Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture). In addition, if certain corporate events occur, the Company may be required, in certain circumstances, to increase the conversion rate for any Convertible Notes converted in connection with such corporate events by a specified number of shares of its Common Stock. The Indenture provides for customary events of default, which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 33% in aggregate principal amount of the Convertible Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Convertible Notes to be immediately due and payable.
The disclosure in this Item 2.03 is qualified in its entirety by the provisions of the Indenture, together with the form of global note evidencing the Convertible Notes included therein, which is filed as Exhibit 4.1 hereto and the Pledge Agreement, which is incorporated by reference as Exhibit 4.2 hereto. Such exhibits are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
The information included in Item 2.03 of this Current Report on Form

8-K

is incorporated by reference into this Item 3.02. The Convertible Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act.
The Convertible Notes and the underlying shares of Common Stock issuable upon conversion of the Convertible Notes, if any, have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Initially, the maximum number of shares of Common Stock issuable upon conversion of the Convertible Notes, including pursuant to any increase in the conversion rate for any Convertible Notes converted in connection with a Make-Whole Fundamental Change, is 125,218,365, subject to anti-dilution adjustments.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

4.1
Indenture, dated as of December 4, 2023, by and among PG&E Corporation, The Bank of New York Mellon Trust Company, N.A., as trustee and JPMorgan Chase Bank, N.A., as collateral agent (including the form of Convertible Note)

4.2
Pledge Agreement, dated as of July 1, 2020, among PG&E Corporation, J.P. Morgan Chase Bank, N.A., as collateral agent, revolving administrative agent and term administrative agent, The Bank of New York Mellon Trust Company, N.A., and the secured representatives party thereto from time to time (incorporated by reference to PG&E Corporation’s Form 8-K dated June 30, 2020 (File No. 1-12609), Exhibit 4.8)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: December 4, 2023	By:	/s/ Carolyn J. Burke
Name: Carolyn J. Burke
Title: Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: December 4, 2023	By:	/s/ Stephanie N. Williams
Name: Stephanie N. Williams
Title: Vice President, Chief Financial Officer and Controller